                                                                                    Exhibit 99.12

AGREEMENT

This Agreement, dated as of August 2, 2006 (“Agreement”), is by and among The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the “Company”), and the other persons and entities that are signatories hereto (collectively, the “Barington Group,” and each, individually, a “member” of the Barington Group) which presently are or may be deemed to be members of a “group” with respect to the common stock of the Company, par value $1.00 per share (the “Common Stock”), pursuant to Rule 13d-5 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHEREAS, the Barington Group has publicly stated that it intended to solicit proxies for the election of its own opposition slate of nominees (the “Proxy Solicitation”) for election to the Company’s board of directors (the “Board”) at the 2006 annual meeting of shareholders of the Company (the “2006 Annual Meeting”);

WHEREAS, the Company and the members of the Barington Group have determined that the interests of the Company and its shareholders would be best served at this time by, among other things, avoiding the Proxy Solicitation and the expense and disruption that may result therefrom; and

WHEREAS, on or prior to the date hereof, Lawrence Stevenson, Benjamin Strauss and Malcolmn Pryor have resigned or retired from the Board, resulting in three vacancies existing on the Board.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Barington Group that (a) this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby nor the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will conflict with, or result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; (c) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder do not and will not violate the Articles of Incorporation of the Company, as amended, the By-laws of the Company, as amended, or any policy, procedure, charter or code of the Company; and (d) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder do not and will not (i) violate in any material respect any law, rule, regulation or order of any court or other agency of government that is applicable to the Company or (ii) have a material adverse effect on the enforceability of this Agreement.

2.    Representations and Warranties of the Barington Group. Each member of the Barington Group represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by such member, and is a valid and binding obligation of such member, enforceable against such member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.

3.    Board Matters.

(a) Prior to the execution of this Agreement (i) the Nominating and Governance Committee of the Board has reviewed and approved the qualifications of James A. Mitarotonda, Max L. Lukens, Alan S. Bernikow and James A. Williams (each individually, a “Barington Director” and collectively, the “Barington Directors”) to serve as members of the Board and (ii) the Board has determined that each of the Barington Directors are “independent” as defined by the listing standards of the New York Stock Exchange (a person qualifying as independent, as so defined, an “Independent Director”);

(b) Concurrently with the execution of this Agreement,

(i) the Company shall increase the size of the Board from nine (9) to ten (10) directors;

(ii) the Barington Directors shall be appointed as members of the Board, to serve as directors until the expiration of the term ending at the Company’s 2006 Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal; provided, however, that the appointment of Alan S. Bernikow to the Board is subject to the approval of Mr. Bernikow’s prior employer; provided further that, if Mr. Bernikow does not receive such approval, or if he is unable to serve for any other reason, then the Barington Group will propose another person to fill the Board vacancy in accordance with the provisions of Section 3(f);

(iii) a Barington Director shall be appointed to serve on each standing committee (including, without limitation, the Audit Committee, the Nominating and Governance Committee and the Human Resources Committee) and special committee (including, without limitation, the Search Committee (as defined below)) of the Board, in each case for the duration of the Standstill Period (as defined below), and a Barington Director shall be appointed to serve on any new standing or special committee created during the Standstill Period upon the creation of such committee; provided, in each case, that a Barington Director is then qualified to serve on any such committee under applicable legal requirements and listing standards; and

(iv) James A. Mitarotonda shall be appointed to serve on the special committee of the Board that has been formed to search for a new chief executive officer of the Company, which committee shall consist of one Barington Director and the chairpersons of the Board’s Audit Committee, Nominating and Governance Committee and Human Resources Committee (the “Search Committee”).

(c) The Search Committee shall use its reasonable best efforts to find, and the Board shall use its reasonable best efforts to appoint, a new chief executive officer as promptly as practicable. Only candidates for the chief executive officer position that have been reviewed and unanimously approved by the Search Committee will be considered by the Board. All members of the Search Committee shall be integrally involved in all material aspects of the search for a new chief executive officer. The size of the Board shall not be increased or decreased during the Standstill Period without the prior written consent of the Barington Group, provided, however, that upon the Board’s approval and the Company’s hiring of a new chief executive officer, such individual may be added to the Board as an eleventh director.

(d) The Company shall include each Barington Director in the Board’s slate of nominees for election as a director of the Company and use its reasonable best efforts to cause the election of each Barington Director at the Company’s 2006 and 2007 annual meetings of shareholders including, without limitation, recommending that the Company’s shareholders vote in favor of the election of the Barington Directors at each such annual meeting and voting the shares of Common Stock represented by all proxies granted by shareholders in connection with the solicitation of proxies by the Board of Directors in connection with such meetings in favor of the Barington Directors, except for such proxies that specifically indicate a vote to withhold authority with respect to the Barington Directors. Neither the Board nor the Company shall take any position, make any statements or take any action inconsistent with such recommendations.

(e) The Barington Group agrees to vote in favor of the Board’s slate of nominees for election as directors of the Company at the 2006 and 2007 annual meetings of shareholders, provided that each such slate includes the Barington Directors.

(f) If at any time during the Standstill Period there shall occur a vacancy in a Board seat either (x) previously occupied by a Barington Director by reason of the resignation, removal, death or incapacity of such Barington Director, or (y) as a result of the proviso set forth in Section 3(b)(ii) above, then the Company shall take all necessary action to promptly fill such vacancy by a person proposed by the Barington Group that meets the qualifications of an Independent Director, unless the Nominating and Governance Committee reasonably determines in good faith that such person does not meet the qualifications of the Board as then in effect, in which case the Barington Group shall promptly propose another person so qualified to be appointed in accordance with the provisions of this Section 3(f). If, as a result of the vacancy described in the first sentence of this Section 3(f), any of the Board’s standing or special committees does not include a Barington Director, the Board shall immediately appoint another Barington Director to serve on such committee or committees, provided that such Barington Director is then qualified to serve on such committee under applicable legal requirements and listing standards. Any replacement director appointed pursuant to this Section 3(f) shall also be referred to as a “Barington Director.”

(g) Concurrently with the execution of this Agreement, the Company shall provide evidence, reasonably satisfactory to the Barington Group, that the Board has authorized and approved this Agreement and the execution and performance hereof and has performed each of the covenants and agreements of the Company set forth herein that are required to be performed prior to or concurrently with the execution of this Agreement.

4. Corporate Governance.

(a)  At the first meeting of the Board after the date of this Agreement, which shall take place no later than the annual meeting of directors on the day of the 2006 Annual Meeting (the “Next Board Meeting”), the Company shall cause the Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, as Rights Agent (the “Rights Agreement”), to be amended to (i) include a “TIDE” provision as further described below; and (ii) amend Section 23 of the Rights Agreement to permit the redemption of the Rights Agreement by the Board rather than the Board’s “Independent Directors” (as such term is defined in the Rights Agreement). The TIDE provision shall (x) be on such terms as shall be reasonably acceptable to the Barington Group, (y) require a committee of the Board composed of Independent Directors to meet not less than once every three years to review the terms and conditions of the Rights Agreement, including whether the termination or modification of the Rights Agreement is in the best interest of the Company and its shareholders, and to make a recommendation based on such review to the Board, and (z) provide that the first meeting of such committee shall take place no later than one hundred twenty (120) days after the date hereof. In the event that the Rights Agreement terminates or is terminated during the Standstill Period, any successor rights agreement adopted by the Company during the Standstill Period shall include provisions to substantially the same effect as set forth in this Section 4(a).

(b) Concurrently with the announcement of the execution of this Agreement, the Company shall publicly announce the scheduling of the 2006 Annual Meeting which shall be held no later than October 30, 2006. The Company shall file a preliminary proxy statement, if required, with the Securities and Exchange Commission (the “SEC”) no later than September 10, 2006, shall respond to any comments by the staff of the SEC as expeditiously as possible (copies of which will be provided to the Barington Group) and shall mail the definitive proxy statement immediately after resolving all comments of the SEC. If a preliminary proxy statement is not required, the Company shall file a definitive proxy statement with the SEC no later than September 30, 2006. No adjournments, postponements, reschedulings or continuations of the 2006 Annual Meeting shall be permitted without the prior written consent of the Barington Group.

(c)  The Company shall provide the Barington Group with true and complete copies of any draft preliminary or definitive proxy statements for the 2006 and 2007 annual meetings of shareholders as well as the Form 8-K being filed with respect to this Agreement, not less than three (3) business days in the case of proxy statements, and not less than two (2) business days in the case of the Form 8-K, prior to the filing thereof, in order to provide the Barington Group with a reasonable opportunity to review and comment thereon. The Company shall consider in good faith any comments of the Barington Group and its counsel. The Company shall use the language, or a summary thereof that is agreed upon in the foregoing filings, in all other SEC filings that disclose, discuss, refer to or are being filed in response to or as a result of this Agreement, provided that such language is not altered in any material aspect without the prior written consent of the Barington Group, which consent shall not be unreasonably withheld.

5.    Standstill Period.

(a)  Each member of the Barington Group agrees that, from the date of this Agreement until the earlier of June 30, 2008 and the Company’s 2008 annual meeting of shareholders (such period, the “Standstill Period”), without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, neither it nor any of its Affiliates or Associates under its control or direction will: (i) propose or publicly announce or otherwise disclose an intent to propose or enter into or agree to enter into, singly or with any other person, directly or indirectly, (x) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or (y) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries; (ii)(x) acquire, offer or propose to acquire any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof) of the Company, (y) effect any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (z) engage in any solicitation of proxies or consents to vote any voting securities of the Company in opposition to the recommendation of the Board with respect to any matter; (iii) seek to influence any person with respect to the voting or disposition of any securities of the Company; provided, however, that any member of the Barington Group and any Affiliate or Associate of any such member may disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any Board-approved shareholder proposal or other matter to be voted on by the shareholders of the Company (other than the election of directors) and the reasons therefor; (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies of the Company or initiate or take any action to obtain representation on the Board, except as permitted expressly by this Agreement; or (v) enter into any agreements with any third party with respect to any of the foregoing, except, in each case, as contemplated by this Agreement. The foregoing notwithstanding:

(A) any member of the Barington Group and any Affiliate or Associate of any such member may (1) transfer any shares of Common Stock to, or acquire any shares of Common Stock from, any other member of the Barington Group or any other Affiliate or Associate of the foregoing, (2) form a “group” pursuant to Rule 13d-5 promulgated by the SEC under the Exchange Act with, or acquire additional shares of Common Stock from, any party so long as after the formation of such group or acquisition of such additional shares the members of the Barington Group and their Affiliates and Associates, together with any other parties who, together with the Barington Group and their Affiliates and Associates, may then constitute a “group” (all such parties, the “Standstill Group”) do not beneficially own in the aggregate at any time during the Standstill Period a number of shares of Common Stock equal to more than (x) 14.99% of the shares of Common Stock outstanding as of the date of this Agreement plus (y) 14.99% of the shares of Common Stock, if any, issued by the Company following the date of this Agreement (such amount, the “Standstill Amount”), or (3) sell or otherwise dispose of shares of Common Stock in the open market, in privately negotiated transactions or otherwise;

(B) the Barington Group, and its Affiliates and Associates will not be in breach of this Section 5 if, upon learning of the inadvertent acquisition of beneficial ownership of Common Stock increasing the aggregate beneficial ownership of the Standstill Group above the Standstill Amount, members of the Standstill Group immediately divest themselves of a sufficient number of shares of Common Stock to decrease the aggregate beneficial ownership of the Standstill Group to be equal to, or less than, the Standstill Amount;

(C) nothing contained in this Agreement shall limit any member of the Barington Group or the Associates or Affiliates of such member from (i) taking any of the actions otherwise prohibited in this Agreement in connection with the 2008 annual meeting of shareholders of the Company, including without limitation, nominating directors or soliciting proxies for the election of directors or other purposes, requesting a shareholder list and related information, making public filings or announcements or taking any other action, in each case, related to the solicitation of proxies at the 2008 annual meeting of shareholders of the Company; (ii) making and consummating a proposal or a tender offer or exchange offer to acquire all the shares of the Company’s Common Stock, provided that such proposal or offer is made solely to, and subject to the approval of, the Board; or (iii) voting shares of Common Stock in any manner its sees fit at any annual or special meeting of shareholders of the Company, subject to the limitations set forth in Section 3(e) of this Agreement; and

(D) the provisions of this Section 5 shall not limit in any respect the actions of any director of the Company in his or her capacity as such, recognizing that such actions are subject to such director’s fiduciary duties to the Company and its shareholders.

(b)  As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; the terms “beneficial owner” and “beneficial ownership” shall have the respective meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(c)  In the event that the Company breaches in any material respect any of its representations, warranties or covenants contained in this Agreement, and, in the case of its covenants, such breach is not cured within 30 days after notice thereof to the Company by the Barington Group, then in addition to any other remedies that the members of the Barington Group may have, the restrictions contained in Section 5 of this Agreement applicable to the Barington Group shall terminate, along with the obligation of the Barington Group to vote for the Board’s slate of nominees for election as directors of the Company at the 2006 and 2007 annual meetings of shareholders set forth in Section 3(e) of this Agreement.

(d) Notwithstanding anything contained herein to the contrary:

(i) the provisions of Sections 3, 4 and 5 of this Agreement shall automatically terminate upon the occurrence of a Change of Control transaction (as defined below) involving the Company if the acquiring or counter-party to the Change of Control transaction has conditioned the closing of the transaction on the termination of such sections; and

(ii) if the total number of shares of Common Stock held in the aggregate by members of the Standstill Group falls below an amount equal to 5% of the shares of Common Stock outstanding as of the date of this Agreement, then the right of the Barington Group under Section 3(f) of this Agreement, as it specifically relates to the ability of the Barington Group to fill a vacancy in the Board during the Standstill Period caused by the resignation from the Board of a Barington Director, shall automatically terminate (without terminating or limiting in any respect any of the Barington Group’s other rights under Section 3(f)).

For purposes of this Agreement, a “Change of Control” transaction shall be deemed to have taken place if (1) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities or (2) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s shareholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities.

6.    Confidentiality. The members of the Barington Group (each, a “Recipient”) each acknowledge the confidential and proprietary nature of the Confidential Information (as defined below) and agree that the Confidential Information (a) will be kept confidential by Recipient and Recipient’s Representatives (as defined below) and (b) will not be disclosed by Recipient (except to other Recipients and their Affiliates and Associates and such person’s Representatives to the extent contemplated by this Agreement) or by Recipient’s Representatives to any person except with the specific prior written consent of the Company or except as expressly otherwise permitted by this Agreement. It is understood that (i) Recipient may disclose Confidential Information only to those of Recipient’s Representatives who are informed by Recipient of the confidential nature of the Confidential Information and the obligations of this Agreement, (ii) Recipient shall be responsible for the breach of the provisions of this Section 6 by Recipient’s Representatives and (iii) the provisions of this Section 6 shall not apply to any director of the Company in his or her capacity as such. As used in this Agreement, the term “Confidential Information” means and includes any and all of the information concerning the business and affairs of the Company that may hereafter be disclosed to Recipient by the Company or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors (“Representatives”) of the Company; provided that “Confidential Information” shall not include information that (a) was in or enters the public domain or was or becomes generally available to the public other than as a result of disclosure by Recipient or any Representative thereof, (b) was independently acquired by Recipient or its

Representatives without violating any of the obligations of Recipient or its Representatives under this Agreement, or under any other contractual, legal, fiduciary or binding obligation of Recipient or its Representatives with or to the Company, (c) was available, or becomes available, to Recipient or its Representatives on a nonconfidential basis other than as a result of its disclosure to Recipient by the Company or any Representative of the Company, but only if to the knowledge of Recipient the source of such information is not bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the information to Recipient or Recipient’s Representatives by a contractual, legal, fiduciary or other binding obligation with or to the Company, or (d) was independently developed by Recipient or its Representatives. The Company acknowledges that no member of the Barington Group or its Affiliates, Associates or Representatives thereof shall be deemed to be in possession of Confidential Information solely by reason of receipt of such Confidential Information by any Barington Director. The members of the Barington Group acknowledge that they, as well as their Representatives, are aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

7.     Expenses. Within five (5) business days after receiving documentation thereof, the Company shall reimburse Barington Capital Group, L.P. for the actual documented expenses (up to a maximum of $200,000) incurred by the members of the Barington Group in connection with its Schedule 13D filings, the contemplated proxy solicitation, efforts to induce the Company to schedule its 2006 Annual Meeting, the negotiation and execution of this Agreement and all of its other activities and matters related to the foregoing.

8.    Public Announcement. The Barington Group and the Company shall announce this Agreement and the material terms hereof within two (2) business days of the date hereof by means of a joint press release in the form attached as Exhibit A hereto.

9.    Specific Performance. Each of the members of the Barington Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Barington Group or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

10.    Jurisdiction; Applicable Law. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this

Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.    Representative. Each member of the Barington Group hereby irrevocably appoints James A. Mitarotonda, or Barington Capital Group, L.P. in the event that Mr. Mitarotonda is no longer serving as the Chairman, President or Chief Executive Officer of Barington Capital Group, L.P., as such member’s attorney-in-fact and representative (the “Barington Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on each member of the Barington Group, upon any action taken by the Barington Representative or upon any document, notice, instruction or other writing given or executed by the Barington Representative.

12.    Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

13.    Entire Agreement; Amendment and Waiver; Successors and Assigns. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto, or in the case of the Barington Group, the Barington Representative, or their respective successors or assigns. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

THE PEP BOYS - MANNY, MOE & JACK

By: /s/ William Leonard
Name: William Leonard
Title: Chairman and CEO

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
By: Barington Companies Investors, LLC, its general partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON INVESTMENTS, L.P.
By: Barington Companies Advisors, LLC, its general partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES ADVISORS, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES INVESTORS, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON COMPANIES OFFSHORE FUND, LTD.

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President

BARINGTON OFFSHORE ADVISORS, LLC

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Authorized Signatory

BARINGTON CAPITAL GROUP, L.P.

By: LNA Capital Corp., its general
partner

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

LNA CAPITAL CORP.

By: /s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: President and CEO

/s/ James A. Mitarotonda
James A. Mitarotonda

PARCHE, LLC
By: Admiral Advisors, LLC, its managing member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

RCG CARPATHIA MASTER FUND, LTD.

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

RCG AMBROSE MASTER FUND, LTD.

By: Ramius Capital Group, L.L.C.,
its Investment Manager

By: C4S & Co., L.L.C.,
its Managing Member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

RCG HALIFAX FUND, LTD.

By: Ramius Capital Group, L.L.C.,
its Investment Manager

By: C4S & Co., L.L.C.,
its Managing Member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

RAMIUS MASTER FUND, LTD

By: Ramius Advisors, LLC
its Investment Manager

By: Ramius Capital Group, L.L.C.
its sole member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

RAMIUS FUND III, LTD

By: Ramius Advisors, LLC
its Investment Manager

By: Ramius Capital Group, L.L.C.
its sole member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

RAMIUS ADVISORS, LLC
By: Ramius Capital Group, L.L.C.
its sole member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

ADMIRAL ADVISORS, LLC
By: Ramius Capital Group, L.L.C., its
sole member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

RAMIUS CAPITAL GROUP, L.L.C.
By: C4S & Co., L.L.C., its Managing Member

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

C4S & CO., L.L.C.

By: /s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Managing Member

/s/ Jeffrey M. Solomon
Jeffrey M. Solomon

/s/ Peter A. Cohen
Peter A. Cohen

/s/ Morgan B. Stark
Morgan B. Stark

/s/ Thomas W. Strauss
Thomas W. Strauss

RJG CAPITAL PARTNERS, L.P.

By:	RJG Capital Management, LLC, its general partner

By: /s/ Ronald J. Gross
Name: Ronald J. Gross
Title: Managing Member

    RJG CAPITAL MANAGEMENT, LLC

By: /s/ Ronald J. Gross
Name: Ronald J. Gross
Title: Managing Member

    /s/ Ronald J. Gross
    Ronald J. Gross

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
By: D.B. ZWIRN PARTNERS, LLC,
its general partner
    By: ZWIRN HOLDINGS, LLC,
its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND (TE), L.P.
By: D.B. ZWIRN PARTNERS, LLC,
its general partner
    By: ZWIRN HOLDINGS, LLC,
its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.
By: D.B. Zwirn & Co., L.P., its manager
By: DBZ GP, LLC, its general partner
By: Zwirn Holdings, LLC, its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

HCM/Z SPECIAL OPPORTUNITIES LLC
By: D.B. Zwirn & Co., L.P., its manager
By: DBZ GP, LLC, its general partner
By: Zwirn Holdings, LLC, its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

D.B. ZWIRN & CO., L.P.
By: DBZ GP, LLC, its general partner
By: Zwirn Holdings, LLC, its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

DBZ GP, LLC
By: Zwirn Holdings, LLC, its managing member

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

ZWIRN HOLDINGS, LLC

By: /s/ Daniel B. Zwirn
Name: Daniel B. Zwirn
Title: Managing Member

/s/ Daniel B. Zwirn
Daniel B. Zwirn

EXHIBIT A

[PRESS RELEASE]

See Exhibit 99.11

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